Contact:	Robert Half 2884 Sand Hill Road Menlo Park, CA 94025 Contact: Matthew Croteau (978) 252-2121 matthew.croteau@roberthalf.com

For Immediate Release
August 3, 2026

Robert Half announces planned leadership transition at Protiviti

•Current president and CEO to become senior managing director; chief operating officer appointed president and CEO effective January 1, 2027

MENLO PARK, Calif. — Robert Half (NYSE: RHI) today announced a planned leadership transition at its global consulting subsidiary, Protiviti. Effective January 1, 2027, Joe Tarantino will transition from his role as president and chief executive officer of Protiviti to become senior managing director, where he will continue supporting the firm's global leadership team through executive client engagement, leadership development and strategic relationship management.

As part of the company’s long-term succession plan, Cory Gunderson, currently Protiviti’s chief operating officer, has been appointed president and chief executive officer of Protiviti, effective Jan. 1, 2027. He will also become an executive officer of Robert Half on that date.

“Since Protiviti’s founding, Joe has helped build an exceptional global consulting firm distinguished by its client service, culture and talented people,” said M. Keith Waddell, president and chief executive officer of Robert Half. “His leadership has been instrumental in expanding Protiviti’s capabilities, growing its global presence and strengthening its position in the marketplace. On behalf of our Board of Directors and the entire enterprise, I want to thank Joe for his extraordinary leadership, his many contributions, and his unwavering commitment to our clients, employees and values. I am grateful that we will continue to benefit from his experience and counsel in his new role.”

Tarantino joined Protiviti at its inception and has dedicated 24 years to the firm, including nearly two decades as president and chief executive officer. During his tenure, Protiviti significantly expanded its service offerings, geographic reach and market position while strengthening collaboration across the Robert Half enterprise, including joint go-to-market strategies with Talent Solutions. He also played a central role in developing the firm’s distinctive culture and mentoring generations of Protiviti leaders and professionals.

“Leading Protiviti has been one of the greatest privileges of my career,” said Tarantino. “I am incredibly proud of what our people have accomplished together and deeply grateful to our clients, colleagues and partners for their trust and support. I look forward to continuing to serve the firm in my new role and supporting a successful transition.”

Gunderson has been with Protiviti since the firm’s founding and currently serves as chief operating officer. Throughout his career, he has held numerous leadership positions across the organization and helped shape the firm’s strategy, operations, innovation initiatives and transformation efforts.

“I’m grateful for the opportunity to lead Protiviti and excited to work closely with our leaders across the globe to grow the firm, increase opportunities for our employees and help our clients solve increasingly complex business problems. Having worked closely with Joe for many years, I have had the privilege of learning from his extraordinary leadership and am deeply appreciative of his contributions to building Protiviti,” said Gunderson.

“Cory is an outstanding leader with deep knowledge of our business, our clients and our culture,” Waddell said. “He has played an instrumental role in Protiviti’s success and is exceptionally well prepared to lead the firm into its next chapter. I have every confidence that under his leadership, Protiviti will continue to innovate, grow and deliver exceptional value to clients around the world.”

Tarantino and Gunderson will work closely together through the remainder of 2026 to help ensure a seamless leadership transition.

About Robert Half
Robert Half (NYSE: RHI) is the world’s first and largest specialized talent solutions and business consulting firm, connecting highly skilled job seekers with rewarding opportunities at great companies. We offer contract talent and permanent placement solutions in the fields of finance and accounting, technology, marketing and creative, legal, and administrative and customer support, and we also provide executive search services. Robert Half is the parent company of Protiviti®, a global consulting firm that delivers internal audit, risk, business and technology consulting solutions. In the last 12 months, Robert Half has been recognized as one of America’s Most Innovative Companies by Fortune and, with Protiviti, has been named as a Fortune® Most Admired Company™ and one of the 100 Best Companies to Work For. Explore talent solutions, research and insights at RobertHalf.com.

About Protiviti
Protiviti (www.protiviti.com) is a global consulting firm that delivers deep expertise, objective insights, a tailored approach and unparalleled collaboration to help leaders confidently face the future. Protiviti and its independent and locally owned member firms provide clients with consulting and managed solutions in finance, technology, operations, data, digital, legal, HR, risk and internal audit through a network of more than 90 offices in over 25 countries.

Named to the Fortune 100 Best Companies to Work For® list for the 11th consecutive year, Protiviti Inc. has served more than 80% of Fortune 100 and nearly 80% of Fortune 500 companies. The firm also works with government agencies and smaller, growing companies, including those looking to go public. Protiviti Inc. is a wholly owned subsidiary of Robert Half (NYSE: RHI).

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Certain information contained in Management’s Discussion and Analysis and in other parts of this report may be deemed forward-looking statements regarding events and financial trends that may affect the future operating results or financial positions of Robert Half Inc. (the “Company”). Forward-looking statements are not guarantees or promises that goals or targets will be met. These statements may be identified by words such as “anticipate,” “potential,” “estimate,” “forecast,” “target,” “project,” “plan,” “intend,” “believe,” “expect,” “should,” “could,” “would,” “may,” “might,” “will,” or variations or negatives thereof or by similar or comparable words or phrases. In addition, historical, current and forward-looking information about the Company’s targets or goals, may not be considered material for the Securities and Exchange Commission (“SEC”) or other mandatory reporting purposes and may be based on standards for measuring progress that are still developing; on internal controls, diligence or processes that are evolving; on representations reviewed or provided by third parties; and on assumptions that are subject to change in the future. Forward-looking statements are estimates only and are based on management’s current expectations; currently available information; and current strategy, plans or forecasts, and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict, often beyond the Company’s control and are inherently uncertain. Forward-looking statements are subject to risks and uncertainties that could cause actual results and outcomes, or the timing of these results or outcomes, to differ materially from those expressed or implied in the statements.

These risks and uncertainties include, but are not limited to, the following: changes to or new interpretations of United States of America (“U.S.”) or international tax regulations; the global financial and economic situation; changes in levels of unemployment and other economic conditions in the U.S. or foreign countries where the Company does business, or in particular regions or industries; reduction in the supply of candidates for contract employment or the Company’s ability to attract candidates; the development, proliferation and adoption of artificial intelligence (“AI”) by the Company and the third parties it serves; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the Company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the Company’s services, or the Company’s ability to maintain its margins; the possibility of the Company incurring liability for its activities, including the activities of its engagement professionals, or for events impacting its engagement professionals on clients’ premises; the possibility that adverse publicity could impact the Company’s ability to attract and retain clients and candidates; the success of the Company in attracting, training and retaining qualified management personnel and other staff employees; the Company’s ability to comply with governmental regulations affecting personnel services businesses in particular or employer/employee relationships in general; whether there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; the Company’s reliance on short-term contracts for a significant percentage of its business; litigation relating to prior or current transactions or activities, including litigation that may be disclosed from time to time in the Company’s SEC filings; the impact of extreme weather conditions on the Company and its candidates and clients; the ability of the Company to manage its international operations and comply with foreign laws and regulations; the impact of fluctuations in foreign currency exchange rates; the possibility that the additional costs the Company will incur as a result of health care or other reform legislation may adversely affect the Company’s profit margins or the demand for the Company’s services; the possibility that the Company’s computer and communications hardware and software systems could be damaged or their service interrupted, or that the Company could experience a cybersecurity breach; and the possibility that the Company may fail to maintain adequate financial and management controls, and as a result suffer errors in its financial reporting.

Additionally, with respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; there can be no assurance that there will be ongoing demand for broad-based consulting, regulatory compliance, technology services, public sector or other high-demand advisory services; failure to produce projected revenues could adversely affect financial results; and there is the possibility of involvement in litigation relating to prior or current transactions or activities.
A summary of additional risks and uncertainties can be found in the Annual Report on Form 10-K for the year ended December 31, 2025, and in the Company’s other filings with the U.S. Securities and Exchange Commission. Except as required by law, the Company undertakes no obligation to update information in this press release, whether as a result of new information, future events or otherwise, and notwithstanding any historical practice of doing so.
A copy of this release is available at www.roberthalf.com/investor-center.